Exhibit 10.1

AMENDED AND RESTATED STOCK OPTION AND RESTRICTED STOCK PLAN

(as amended and restated as of December 2, 2013)

Section 1. Purpose; Termination; Amendment and Restatement. The purpose of the Amended and Restated Fiserv, Inc. Stock Option and Restricted Stock Plan (the “Plan”) is to promote the interest of Fiserv, Inc. (the “Company”) and its Subsidiaries (the Company and each such Subsidiary being herein each referred to as a “Fiserv Group Company”) by (a) providing an incentive to employees, and to directors who are not employees, of the Fiserv Group Companies which will attract, retain and motivate persons who are able to make important contributions to the Company’s growth, profitability and long-term success, and (b) furthering the identity of interests of the Participants with those of the Company’s shareholders through stock ownership opportunities. The Plan terminated when the Company’s shareholders approved the Fiserv, Inc. 2007 Omnibus Incentive Plan (the “2007 Plan”) on May 23, 2007, and no new Awards were permitted to be granted under the Plan thereafter. All Awards that had been granted under the Plan that were outstanding as of the date of the approval of the 2007 Plan continued to be governed by the Plan. The Plan is amended and restated effective as of December 2, 2013 (the “Restatement Date”) to reflect the adjustments required as a result of the two-for-one split of the Common Stock effective as of the close of business on the Restatement Date (the “Stock Split”) and to incorporate an amendment to Section 6.7 that was adopted on November 18, 2008. All share numbers in the Plan have been adjusted to reflect the Stock Split.

Section 2. Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

2.2	“Award” shall mean any Option or Restricted Stock.

2.3	“Beneficial Owner” shall mean a Person who owns any securities and meets the criteria in any one of the following paragraphs:

(i) which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of preferred stock purchase rights issued pursuant to any shareholder rights arrangement that the Company may authorize in the future at any time before the issuance of such securities;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on Schedule 13D under the Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has had any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

2.4	“Board of Directors” shall mean the Board of Directors of the Company.

2.5	“Change in Control of the Company” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i) any Person (other than (A) a Fiserv Group Company, (B) a trustee or other fiduciary holding securities under any employee benefit plan of a Fiserv Group Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”) or (E) unless otherwise determined by the Board of Directors or the Committee, a Person which has acquired Common Stock in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect (“Investment Intent”), as demonstrated by the filing by such Person of a statement on Schedule 13G (including amendments thereto) pursuant to Regulation 13D under the Exchange Act, as long as such Person continues to hold such Common Stock with an Investment Intent) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates pursuant to express authorization by the Board of Directors that refers to this exception) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on February 11, 2003 constituted the Board of Directors and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on February 11, 2003, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board of Directors pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect Subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board of Directors to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

(iii) the shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect Subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates after February 11, 2003, pursuant to express authorization by the Board of

Directors that refers to this exception) representing 20% or more of either the then outstanding shares of Common Stock or the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv) the shareholders of the Company approve of a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control of the Company” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

2.6	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.7	“Committee” shall mean the committee of the Board of Directors referred to in Section 5 hereof.

2.8	“Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

2.9	“Non-Employee Director” shall mean a non-employee director, as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.10	“Option” shall mean any option to purchase Common Stock granted to a Participant pursuant to this Plan.

2.11	“Parent” shall mean a “parent corporation” as defined in Section 424(e) of the Code.

2.12	“Participant” shall mean a person to whom an Option or shares of Restricted Stock are granted under this Plan.

2.13

“Performance Goals” shall mean the targeted amounts of, or a combination of one or more of, earnings per share, revenue, net operating profit, return on equity and return on assets, measured in each case for the Performance Period for the Company, for any one or more Subsidiaries, and/or for any other business unit or units of the Company or any Subsidiary, as designated by the Committee at the time of selection. In fixing performance goals, the Committee may exclude the impact of any item, including any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes. In the case of Awards that the Committee determines will not be “performance-based compensation” under Section 162(m) of the Code, the Committee may establish other Performance Goals not listed in this Plan.

2.14	“Performance Period” shall mean any period for which a Performance Goal or Goals have been established with respect to an Option or a share of Restricted Stock; provided, however, that such period shall not be less than one year.

2.15	“Person” shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

2.16	“Restricted Stock” shall mean any shares of Common Stock that are subject to a risk of forfeiture and/or restrictions on transfer granted to a Participant pursuant to this Plan.

2.17	“Subsidiary” shall mean a “subsidiary corporation”, as defined in Section 424(f) of the Code, of the Company.

Section 3. Eligible Participants. Awards may be granted hereunder to any employee of any Fiserv Group Company and to any Non-Employee Director. The Committee shall have the sole authority to select employees and the Board of Directors will have the sole authority to select Non-Employee Directors to whom Awards are to be granted hereunder.

Section 4. Common Stock Subject to the Plan; Special Limitations.

4.1	The total number of shares of Common Stock that may be issued under the Plan following the Restatement Date shall not exceed in the aggregate 1,999,454 shares of Common Stock, which represents the total number of shares subject to outstanding Options under the Plan as of the Restatement Date. No other Awards were outstanding under the Plan as of the Restatement Date. Notwithstanding the foregoing, if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), or other increase or decrease in those shares such that an adjustment is determined by the Committee to be appropriate, then the Committee may adjust the number of shares of Common Stock subject to this Plan and which thereafter may be the subject of Awards under this Plan under this Section 4.1 and the number of shares of Common Stock subject to the individual participant limits in this Section 4.1.

4.2	The shares of Common Stock that may be subject to Awards granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine.

Section 5. Administration of the Plan.

5.1	The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”) which shall consist of not less than two directors. All members of the Committee shall be both Non-Employee Directors and “outside directors” within the meaning of Section 162(m) of the Code. The Committee shall be appointed from time to time by, and shall serve at the pleasure of the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present and the acts approved in writing by all members without a meeting shall be the acts of the Committee.

5.2

The Committee (the Board of Directors with respect to grants to Non-Employee Directors) shall have the sole authority and discretion to grant Awards under this Plan and to determine the terms and conditions of any such Award, including, without limitation, the sole authority and discretion (i) to select the persons who are to be granted Awards hereunder, (ii) to determine the times when Awards shall be granted, (iii) to determine the types of awards that shall be granted, (iv) to determine whether an Option granted to an employee will be an “incentive stock option” (“ISO”) as defined in Section 422 of the Code, or “non-qualified stock options” (“NQSO”), (v) to establish the number of shares of Common Stock that may be issued under each Option and to establish the option price therefor, (vi) to determine the term of each Option, (vii) to determine the time and the conditions subject to which Options may be exercised in whole or in part, (viii) to determine the form of consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company’s issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option), (ix) to determine whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an Option (including the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company) and, if so, whether to waive any such restriction, (x) to accelerate the time when outstanding Options may be exercised, (xi) to determine the amount, if any, necessary to satisfy any Fiserv Group Company’s obligation to withhold taxes or other amounts, (xii) to determine the fair market value of a share of Common Stock, (xiii) with the consent of the Participant, to cancel or modify an Option, provided, however, that such

Option as modified would be permitted to be granted on the date of such modification under the terms of the Plan, (xiv) to determine the number of shares of Common Stock to which an award of Restricted Stock relates, (xv) to determine the length and terms of the restrictions on the transfer of shares of Restricted Stock, (xvi) to impose additional restrictions on shares of Restricted Stock, (xvii) to waive or accelerate the termination of any restriction on shares of Restricted Stock, and (xviii) to establish any other terms and conditions applicable to any Award and to make all other determinations relating to the Plan and Awards not inconsistent with the provisions of this Plan.

5.3	The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

5.4	The interpretation and construction by the Committee of any provision of the Plan, any Award granted hereunder or any option or restricted stock agreement evidencing any such Award shall be final and conclusive upon all parties. Any controversy or claim arising out of or relating to the Plan or any Award shall be determined unilaterally by the Committee, whose determination shall be final and conclusive upon all parties.

5.5	Members of the Committee may vote on any matter affecting the administration of the Plan or any agreement or the granting of Awards under the Plan.

5.6	All expenses and liabilities incurred by the Board of Directors (or the Committee) in the administration of the Plan shall be borne by the Company. The Board of Directors (or the Committee) may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member or former member of the Board of Directors (or the Committee) shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Award or agreement hereunder.

Section 6. Terms and Conditions of Options. Subject to the Plan, the terms and conditions of each Option granted under the Plan shall be specified by the Committee (the Board of Directors with respect to grants to Non-Employee Directors) and shall be set forth in an option agreement between the Company and the Participant in such form as the Committee shall approve. Options to be issued to employees under the Plan may be ISO or NQSOs, but the Company makes no representation or warranty as to the qualification of any Option as an ISO under the Code. The terms and conditions of any Option granted hereunder need not be identical to those of any other Option granted hereunder.

The terms and conditions of each Option shall include the following:

6.1	The option price shall be fixed by the Committee, provided, however, that in the case of an ISO, the option price may not be less than the fair market value of the shares of Common Stock subject to the Option on the date the Option is granted, and provided, further, however, that if at the time an ISO is granted, the Participant owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the option price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant. In addition, with respect to at least 95% of the number of shares of Common Stock for which Options may be granted under this Plan as of February 14, 2000, the option price may not be less than the fair market value of the shares of Common Stock subject to the Option on the date the Option is granted.

6.2	Options shall not be transferable otherwise than by will or the laws of descent and distributions, and during a Participant’s lifetime, an option shall be exercisable only by the Participant or the Participant’s legal guardian.

6.3	The Committee shall fix the term of all Options granted pursuant to the Plan (including the date on which such Option shall expire and the conditions under which it terminates earlier), provided, however, that the term of an ISO may not exceed ten years from the date such Option is granted, and provided, further, however, that if at the time an ISO is granted, the Participant owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the term of such ISO may not exceed five years from the date of grant. Each Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee. The Committee may, in its sole discretion, establish a vesting provision for any Option relating to the time or the circumstances when the Option may be exercised by the Participant. Without limiting the generality of the foregoing, the Committee may grant Options which are contingent on the achievement of one or more Performance Goals during a specified Performance Period. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of vesting, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals.

6.4	Payment of the option price of an Option may be made in cash, with shares of Common Stock held by the Participant for more than six months prior to payment or otherwise in accordance with law as the Committee may determine from time to time.

6.5	The aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock for which an eligible employee may be granted ISOs under the Plan or any other plan of the Company, any of its Subsidiaries or a Parent which are exercisable for the first time by such employee during any calendar year shall not exceed $100,000. Such limitation shall be applied by taking ISOs into account in the order in which they were granted. Any Option (or portion thereof) granted in excess of such amount shall be treated as an NQSO.

6.6	In no case may a fraction of a share of Common Stock be acquired pursuant to an Option granted under the Plan.

6.7	Options issued under this Plan will not be repriced, replaced or regranted through cancellation or by lowering the option price of a previously granted option, except (a) as permitted by Section 9; or (b) with prior approval of the Company’s shareholders, but only in connection with a transaction which is considered the grant of a new Option for purposes of Section 409A of the Code, and provided that the new option price is not less than the Fair Market Value of a Share on the new grant date.

Section 7. Terms and Conditions of Restricted Stock. Subject to the Plan, the terms and conditions of each award of Restricted Stock granted under the Plan shall be specified by the Committee (the Board of Directors with respect to grants to Non-Employee Directors) and shall be set forth in a restricted stock agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of any share of Restricted Stock awarded hereunder need not be identical to those of any other shares of Restricted Stock awarded hereunder.

The terms and conditions of each award of Restricted Stock shall include the following:

7.1	Shares of Restricted Stock shall not be transferable otherwise than by will or the laws of descent and distributions. Shares of Restricted Stock granted to Participants shall be subject to such additional restrictions as the Committee or the Board may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Without limiting the generality of the foregoing, the Committee may grant shares of Restricted Stock which are contingent on the achievement of one or more Performance Goals during a specified Performance Period. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of forfeiture to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals.

7.2	Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee or the Board may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

7.3.	At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of shares of Common Stock, free of restrictions imposed under the Plan, shall be delivered to the Participant, or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

7.4	In no case may a fraction of a share of Restricted Stock be awarded pursuant to the Plan.

Section 8. Withholding. In the event that any Fiserv Group Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income realized by the Participant in respect of an Award granted under this Plan, in respect of any shares acquired pursuant to the exercise of an Option or in respect of the disposition of an Award or any shares acquired pursuant to the exercise of an Option, the Company may deduct (or require the Fiserv Group Company to deduct) from any payments of any kind otherwise due to such Participant cash or with the consent of the Committee (in the stock option agreement, restricted stock agreement or otherwise) shares of Common Stock with a fair value equal to the aggregate amount of such Federal, state or local taxes and other amounts required to be so withheld. Alternatively, the Company may require such Participant to pay to the Company in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes and other amounts.

Section 9. Effect of Changes in Capitalization or Change of Control.

9.1

Changes in Stock. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in those shares effected without receipt of consideration by the Company occurring after the date an Award is granted, a proportionate and appropriate adjustment will be made by the Company in the number and kind of shares subject to the Award, so that the proportionate interest of the Participant immediately following that, to the extent practicable, will be the same as immediately prior to that event. Any such adjustment to an Option will not change the total exercisable price with respect to shares subject to the unexercisable portion of the Option but will include a corresponding proportionate adjustment in the exercise price per share. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company, in the manner the Board of Directors or the Committee deems appropriate, (a) will adjust (i) the number and kind of shares subject to the Option and/or (ii) the exercise price of the Option to reflect that distribution and (b) provide that the holders of Restricted Stock receive their proportionate share of such distributed assets (provided that such assets may be subject to such restrictions as the Board of Directors or the Committee deem appropriate).

9.2	Reorganization in Which the Company is the Surviving Company. Subject to Subsection 9.3, if the Company is the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, each Award will pertain to and apply to the securities to which a holder of the number of shares of stock subject to the Award would have been entitled immediately following that reorganization, merger or consolidation; provided that there shall be a corresponding proportionate adjustment of each Option’s exercise price per share so that the aggregate exercise price after that event will be the same as the aggregate exercise price of the shares remaining subject to the Option immediately before that reorganization, merger, or consolidation.

9.3	Change of Control. If a Change in Control of the Company occurs, the Board of Directors may, with respect to Options, (i) make provisions for the continuation of each Option, (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under each Option, (iii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert each Option into an option of at least equal value, determined as of the date of the transaction, to purchase stock of the acquiring or surviving entity, (iv) terminate all Options outstanding under the Plan effective at the date of the applicable transaction and, within 60 days after the date of the applicable transaction, make a cash payment to each Participant equal to the difference between the exercise price of the Participant’s Option and the fair market value, as of the date of the applicable transaction, of the shares subject to the Option (all of which shall be vested as of the date of the applicable transaction) or (v) vest all shares subject to the Options and allow them to be immediately exercisable at least 30 days immediately prior to the date of the applicable transaction. The Board of Directors must determine that any such modification in clause (i), (ii) or (iii) above does not have a substantial adverse economic impact on the Participant, as determined at the time of the transaction.

Further, if a Change in Control of the Company occurs, the Board of Directors may, with respect to shares of Restricted Stock, (i) make provisions for the continuation of each Award of Restricted Stock, (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert each share of Restricted Stock into shares, or fractions of a share, of stock of the acquiring or surviving entity (which shares may be subject to restrictions substantially similar to restrictions on the Restricted Stock) at least equal value (without deduction for any restrictions on such shares of Restricted Stock), determined as of the date of the transaction, or (iii) vest all Awards of shares of Restricted Stock and terminate any restrictions thereon at least 30 days immediately prior to the date of the applicable transaction. The Board of Directors must determine that any such modification in clause (i) or (ii) above does not have a substantial adverse economic impact on the Participant, as determined at the time of the transaction.

9.4	Adjustments. Adjustments required by this Section relating to the Common Stock will be made by the Board of Directors, whose determination in that respect will be final, binding and conclusive. No fractional shares of Common Stock will be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

Section 10. Effect of the Plan on Employment Relationship. Neither this Plan nor any Award granted hereunder shall be construed as conferring upon any Participant any right to continue in the employ of any Fiserv Group Company or limit in any respect any right of any Fiserv Group Company to terminate such Participant’s employment at any time without liability, or to continue as a Non-Employee Director.

Section 11. Amendment of the Plan. The Board of Directors may amend or restate the Plan from time to time as it deems desirable, provided, however, that, without the approval of the Company’s shareholders, the Board of Directors may not (a) increase the maximum number of shares of Common Stock that may be subject to Awards under this Plan (other than increases due to adjustment in accordance with Section 9 hereof), (b) materially increase the benefits accruing to participants under the Plan, (c) change the eligibility requirements to receive Awards hereunder or (d) make any change for which applicable law or rules of the Nasdaq Global Select Market require shareholder approval.

Section 12. Termination of the Plan. The Board of Directors may terminate the Plan at any time. No Award may be granted hereunder after termination of the Plan. No ISO may be granted under the Plan more than ten years after the date on which the Plan was adopted. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Award theretofore granted under the Plan, without the consent of the Participant.

Section 13. Effective Date of the Plan. This Plan, as amended and restated, will become effective on the date on which it is approved by the Board of Directors, subject to the approval by the Company’s shareholders. No Award granted under this Plan, as amended and restated, may be exercised or may vest prior to such approval, provided, however, that the date of grant of any Award shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if this Plan, as amended and restated, is not approved by a vote of shareholders within 12 months after it is adopted by the Board of Directors, subject to the approval by the Company’s shareholders, this Plan, as amended and restated, shall be null and void, the Plan as in effect prior to such amendment and restatement shall continue in full force and effect and any Awards granted pursuant to this Plan, as amended and restated, shall terminate.

Section 14. Governing Law. This Plan, the Awards and all related matters shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without regard to choice of law provisions. Neither the Plan nor any agreement pursuant to the Plan shall be construed or interpreted with any presumption against any Fiserv Group Company by reason of the Fiserv Group Company having drafted or adopted the Plan or agreement. The invalidity, illegality or unenforceability of any provision in the Plan or in any agreement pursuant to the Plan shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.